As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

767 Third Avenue, 6th Floor
New York, NY 10017
(Address, including zip code, of Principal Executive Offices)

2024 Acacia Research Corporation Stock Incentive Plan
(Full title of the plan)

Kirsten Hoover
Interim Chief Financial Officer
767 Third Avenue, 6th Floor
New York, NY 10017
(332) 236-8500
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Samantha H. Crispin
Quentin W. Wiest
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
(212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Acacia Research Corporation, a Delaware Corporation (the “Registrant”), for the purpose of registering 12,589,848 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant that may be issued under the 2024 Acacia Research Corporation Stock Incentive Plan (the “2024 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the individuals who participate in the 2024 Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this registration statement, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024 and the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for its 2024 annual meeting of stockholders, filed with the Commission on April 19, 2024, incorporated by reference into the Registrant’s Annual Report on Form 10-K;
•The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 10, 2024;
•The Registrant’s Current Reports on Form 8-K filed with the Commission on January 22, 2024, February 14, 2024, February 15, 2024, February 20, 2024, April 17, 2024, and May 22, 2024;
•The description of the Registrant’s Capital Stock contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 16, 2020, and any amendment or report filed with the Commission for the purpose of updating such description; and

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnified Person”). The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any Indemnified Person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under Section 145 of the DGCL.

The Registrant’s Third Amended and Restated Certificate of Incorporation authorizes it to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his or her testator or intestate is or was a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor to the Registrant.

The Registrant’s Fifth Amended and Restated Bylaws provide that it must indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. They further provide that the Registrant must pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding must be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified.

In accordance with Section 102(b)(7) of the DGCL, the Registrant’s Third Amended and Restated Certificate of Incorporation limits the personal liability of the Registrant’s directors to the Registrant or the Registrant's stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Registrant and the Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant has entered into indemnification agreements with each of its directors and certain of its officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted by applicable law, as such may be amended from time to time, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has an insurance policy covering officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1
Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024).

4.2	Fifth Amended and Restated Bylaws of Acacia Research Corporation (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Company’s Current Report on Form 8-K filed on August 2, 2023).
5.1 +	Opinion of Baker Botts L.L.P.
23.1 +	Consent of Independent Registered Public Accounting Firm: Grant Thornton LLP.
23.2 +	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
24.1 +	Power of Attorney (included on the signature page to this Registration Statement).
99.1 +	2024 Acacia Research Stock Incentive Plan.
107 +	Filing fee table.
___________

+	Filed herewith
Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this             Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of June, 2024.

ACACIA RESEARCH CORPORATION

By: _/s/ Kirsten Hoover_________
Kirsten Hoover
Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert Rasamny and Jason Soncini, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
_/s/ Martin D. McNulty, Jr. ____ Martin D. McNulty, Jr.	Chief Executive Officer and Director (Principal Executive Officer)	6/5/2024

_/s/ Kirsten Hoover___________ Kirsten Hoover	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	6/5/2024

_/s/ Gavin Molinelli__________ Gavin Molinelli	Director	6/5/2024

_/s/ Michelle Felman_________ Michelle Felman	Director	6/5/2024

_/s/ Isaac T. Kohlberg________ Isaac T. Kohlberg	Director	6/5/2024

_/s/ Maureen O’Connell_______ Maureen O'Connell	Director	6/5/2024

_/s/ Geoff Ribar_____________ Geoff Ribar	Director	6/5/2024

_/s/ Ajay Sundar_____________ Ajay Sundar	Director	6/5/2024